UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 MARCH 11, 2005

                                   CACHE INC.
                  --------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          FLORIDA                   0 -10345                59 -1588181
        ----------           ----------------------         -------------
       (STATE OR OTHER       (COMMISSION FILE NUMBER)       (IRS EMPLOYER
        JURISDICTION OF                                      IDENTIFICATION
        INCORPORATION)                                       NUMBER)



                     1440 BROADWAY, NEW YORK, NEW YORK 10018
                        --------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                  REGISTRANT'S TELEPHONE NUMBER: (212) 575-3200




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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        ITEM 4.02     NON-RELIANCE  ON  PREVIOUSLY  ISSUED  FINANCIAL
STATEMENTS  OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

        As of March 11, 2005, after consulting with its independent registered public accountants, KPMG LLP, Cache, Inc. (the "Company") has reevaluated its lease accounting practices and will revise its accounting for leases to conform with the requirements of SFAS No. 13, "ACCOUNTING FOR LEASES". The Company has reevaluated its method of accounting for leases as a result of the clarification issued by the Chief Accountant of the SEC in a February 7, 2005 letter to the American Institute of Certified Public Accountants.

        Management and the Audit Committee, after discussions with KPMG, have concluded that the Balance Sheet at December 27, 2003 and the Statement of Cash Flows for the 52 weeks ended December 28, 2002 and December 27, 2003 should be restated to correct its accounting for leases and that such previously filed financial statements should no longer be relied upon. The Company will include its restated financial statements for prior periods in its fiscal year 2004 Form 10-K filing.

        The Company accounted for construction allowances received from landlords as net leasehold improvements. The Company will record construction allowances from landlords as a component of rent liability on its balance sheet and will adjust its statements of cash flows to reflect construction allowances as cash flows from operating activities rather than a reduction of capital expenditures within cash flows from investing activities. These are non-cash adjustments and have no impact on net income. These changes have resulted in an improving trend in the Company's cash flow from operations.


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SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


        DATED:  MARCH 15, 2005      CACHE, INC.


                                    BY: /S/  BRIAN WOOLF
                                    ---------------------------------
                                    BRIAN WOOLF
                                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER